BEVERLY NATIONAL CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                MARCH 23, 1999
                    ----------------------------------------
     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Shareholders of Beverly National Corporation ("Corporation") will be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts, on March 23, 1999, at 3 o'clock P.M., for the purpose of considering and voting upon the following matters:

     (1) Fixing the number of directors who shall constitute the full Board of Directors at nine.

     (2) Election as director of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting, who, together with the directors whose terms of office do not expire at this meeting, will constitute the full Board of Directors.

     (3) Approval of the "1998 Incentive Stock Option Plan" (the "Plan"), established for granting options to purchase shares of common stock of the Corporation, designed to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     (4) Such other matters as may properly be brought before the meeting and any adjournment thereof.

      The record date and hour for the determining shareholders entitled to notice of, and to vote at, this meeting, has been fixed at 5 o'clock P.M., February 19, 1999.

                                   By Order of the Board of Directors.

                                   /s/ Julia L. Robichau

                                   Julia L. Robichau, Clerk

 February 22, 1999

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PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE
PROVIDED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND THE MEETING.
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

                            BEVERLY NATIONAL CORPORATION

                                  PROXY STATEMENT

                        1999 ANNUAL MEETING OF SHAREHOLDERS

                                   MARCH 23, 1999

     The following information is furnished in connection with the solicitation of proxies by the management of Beverly National Corporation ("Corporation"), whose principal executive office is located at 240 Cabot Street, Beverly, Massachusetts (Telephone: 978-922-2100) for use at the 1999 Annual Meeting of Shareholders of the Corporation to be held on March 23, 1999.

     As of February 19, 1999, 1,563,674 shares of common stock, $2.50 par value ("Common Stock"), of the Corporation were outstanding and entitled to be voted.

     The record date and hour for determining shareholders entitled to vote has been fixed at 5 o'clock P.M., February 19, 1999. Only shareholders of record at such time will be entitled to notice of, and to vote at, the meeting. Shareholders are urged to sign the enclosed form of proxy solicited on behalf of the management of the Corporation and return it at once in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholder's directions. If no directions are given, proxies will be voted to fix the number of directors at nine, and to elect the nominees listed below and to approve the 1998 Incentive Stock Option Plan (the "Plan").

     The affirmative vote of the holders of a majority of the Common Stock of the Corporation present or represented and voting at the meeting is required to fix the number of directors at nine and to approve the Plan. The affirmative vote of a plurality of the votes cast by shareholders is required to elect directors.

     The 1998 Annual Report of the Corporation containing financial statements for 1998 is being mailed to the shareholders with the mailing of this Notice and Proxy Statement.

     The cost of the solicitation of proxies is being paid by the Corporation. The Proxy Statement will be mailed to shareholders of the Corporation on or about February 23, 1999.

                          DETERMINATION OF NUMBER OF DIRECTORS
                               AND ELECTION OF DIRECTORS
                               -------------------------

     The persons named as proxies intend to vote to fix the number of directors for the ensuing year at nine and vote for the election of the individuals named below as nominees for election as director, to hold office until the 2002 annual meeting as described below. If any nominee should not be available for election at the time of the meeting, the persons named as proxies may vote for another person in their discretion or may vote to fix the number of directors at less than nine. The management does not anticipate that any nominee will be unavailable.

     The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class be elected at each annual meeting of the shareholders.

     The present number of directors is nine. It is proposed by the Board that at the meeting, the number of directors who shall constitute the full Board of Directors until the next annual meeting be fixed at nine, and the three nominees, Messrs. Douglas, Jr ., Glovsky, and Smith, be elected to serve until 2002, as listed below.

     Opposite the name of the nominees for election at this meeting and each director continuing in office in the following tables are shown: (1) the number of shares of stock of the Corporation owned beneficially by the individual, including exercisable stock options; (2) the date on which the individual's term of office as director began; (3) the term of office for which the individual will serve; and (4) the individual's current principal occupation or employment.

                       Nominees For Election at This Meeting
                       -------------------------------------

                        Shares of     On Board of
                        Stock Own     Directors of
                        Beneficially  the Corporation
                        as of         or Its            Term
                        February 19,  Predecessor        of     Principal
     Name               1999(1)(2)    Since            Office    Occupation
----------------------  ------------  ---------------  ------   ---------------
Neiland J. Douglas,Jr.   16,652         1977           2002    President,
                                                               Morgan and
                                                               Douglas Planning
                                                               and Research

Mark B. Glovsky, Esq.     2,520         1996           2002    Attorney, Member
                                                               of the Law Firm
                                                               of Glovsky &
                                                               Glovsky

Lawrence M. Smith        75,586         1981           2002    President and
                                                               Chief Executive
                                                               Officer, Beverly
                                                               National
                                                               Corporation
                                                               and Beverly
                                                               National Bank

                      Directors Continuing in Office
                      ------------------------------

                  Shares of      On Board of
                  Stock Owned    Directors of
                  Beneficially   the Corporation
                  as of           or Its          Term
                  February 19,   Predecessor       of     Principal
      Name        1999 (1)(2)       Since        Office   Occupation
----------------  ------------- ---------------- ------   ----------

Richard H. Booth     9,620          1993           2001   Stockbroker-
                                                          Retired

John N. Fisher      15,450          1989           2000   President,
                                                          Fisher & George
                                                          Electrical Co., Inc.

John L. Good, III   13,592          1987           2001   Vice President of
                                                          Community Relations
                                                          & Development, -
                                                          NE Health Systems,
                                                          Inc.

Alice B. Griffin    10,794          1992           2000   Consultant

Clark R. Smith       8,006          1994           2001   Attorney,
                                                          Family Foundation

James D. Wiltshire   9,420          1993           2000   Consultant

NOTE
----

 (1) Beneficial ownership of stock for the purpose of this statement includes securities owned by the spouse and minor children and any relative with the same address. Certain directors may disclaim beneficial ownership of certain of the shares listed beside their names.

 (2) Includes stock options to purchase shares which were exercisable as of February 19, 1999 or within 60 days there after, as listed: Richard
         H. Booth, 7,420; Neiland J. Douglas, Jr., 12,460; John N. Fisher, 8,320; Mark B. Glovsky, 2,020; John L. Good, III, 12,460; Alice B. Griffin, 3,820; Clark R. Smith, 2,020; Lawrence M. Smith, 67,580; and James D. Wiltshire, 7,420.

                       APPROVAL OF 1998 INCENTIVE STOCK OPTION
                               PLAN FOR KEY EMPLOYEES
                               ----------------------

        The Board of Directors of the Corporation has unanimously adopted the Plan and recommended its approval by the shareholders. The Plan is intended to supplement the 1996 Incentive Stock Option Plan, which expires in 2006.
The purpose of the Plan is to provide an incentive to certain employees of the Corporation and subsidiaries at least 50% owned by the Corporation, including The Beverly National Bank ("Subsidiaries"), to perform exceptional services and to devote their full abilities and industry to improve the operations of the Corporation and its Subsidiaries, and to offer inducement to such employees to accept and continue employment with the Corporation and its Subsidiaries. The Plan is designed to reward such key employees on a long-term basis by granting them options to purchase shares of the Corporation's common stock. The maximum number of shares of the Corporation which may be issued under the Plan is 60,000 shares, subject to adjustments in the event of stock splits, stock dividend or reclassification, recapitalization or other possible future changes.

     The following is a summary of the other principal features of the Plan. This summary is qualified in its entirety by the complete text of the Plan as set forth in Exhibit A of this Proxy Statement.

        Administration.
        ---------------
     The Plan will be administered by the Board of Directors. Only one director is eligible for awards under the Plan.

        Participants.
        -------------
      Participants will be selected from key employees of the Corporation and its Subsidiaries who the Board may determine to be capable of making substantial contributions to the management or development of the Corporation or its Subsidiaries.

        Grant of Options.
        -----------------
          Stock options awarded under the Plan are intended to qualify for treatment as incentive stock options under the Internal Revenue Code of 1986. The Board of Directors will determine the option price, term, manner and effective date of the exercise of each option granted except that the option price of incentive stock options may not be less than the fair market value of the common stock of the Corporation on the date of the grant, and no option may have a term greater than 10 years. Each option will be exercisable in such installment or installments as may be determined by the Board of Directors at the time of the grant. The right to purchase shares will be cumulative so that when the right to purchase shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the option. An option may be exercised by the payment in full of the option price for the shares to be purchased. If an option expires or terminates for any reason without having been exercised, the shares represented by the option will again be available for grant under the Plan. The fair market value, at the date of grant, of options exercisable for the first time in any year may not, when aggregated with the value of all other incentive stock options issued by the Corporation or any affiliate that are likewise exercisable for the first time in such year, exceed $100,000.

        Termination of Employment.
        --------------------------
        Each option granted will be exercisable only if the employee remains in the employ of the Corporation or any Subsidiary from the date of grant of his option until a date not more than 3 months prior to exercise. In general, if an optionee's employment with the Corporation terminates by reason of death or permanent and total disability, the optionee, or his legal representative, may exercise outstanding options within twelve months from the date of such termination of employment. If an optionee's employment terminates for any other reason, including retirement, the optionee may exercise outstanding options within three months from the date of such termination. In no event may an optionee exercise an option at a date later than the expiration date of such option.

        Amendment or Termination.
        -------------------------
        The Plan will terminate on the earliest of December 22, 2008, or such other date as the Board of Directors may determine. The Board of Directors may at any time modify, amend or terminate the Plan, except that approval of the holders of at least a majority of the stock of the Corporation is required in certain circumstances described in Section 8.2 of the Plan.

        Federal Tax Aspects.
        --------------------
        The following is a brief description of the principal Federal income tax consideration of incentive stock options under present law:

        Optionees do not realize income at the time of grant or exercise of an incentive stock option. Recognition of such income is ordinarily postponed until the optionee disposes of the shares of common stock. The tax consequences to the optionee upon disposition of such shares is dependent upon the option price, the sale price and the holding period. The difference between the exercise price of stock purchased on exercise of an option and the fair market value of the Corporation's stock is an item of tax preference for purposes of the applicability, if any, of the alternative minimum tax for the year in which the option is exercised.

        The Corporation is entitled to a deduction for Federal income tax purposes only to the extent that ordinary income is realized by the optionee as a result of a disposition prior to termination of any requisite holding period required to qualify the option for incentive stock option treatment.

        The affirmative vote of the holders of a majority of the shares of common stock of the Corporation present or represented and voting at the meeting is required for approval of the Plan.

        The Board of Directors recommends a vote FOR adoption of the Plan, and unless otherwise directed, proxies will be voted in favor of such adoption.

                                OTHER MATTERS
                                -------------

        The management knows of no business which will be presented for consideration at the meeting other than that set forth in this Proxy Statement. However, if any such business comes before the meeting, the persons named as proxies will vote thereon according to their best judgment.

                                           By order of the Board of Directors.

                                           /s/Lawrence M. Smith

                                           Lawrence M. Smith
                                           President

Beverly, Massachusetts
February 22, 1999

                        BEVERLY NATIONAL CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                MARCH 23,1999

     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned shareholder of BEVERLY NATIONAL CORPORATION hereby nominates, constitutes and appoints Richard F. Mooney and Kevin M. Dalton, Esq. and each of them (with full power to act alone), true and lawful attorneys, agents and proxies, with power of substitution to each, to attend the 1999 Annual Metting of the Shareholders of said Corporation to be held at the main office of the Corporation at 240 Cabot Street, Beverly, Massachusetts on March 23, 1999 at 3 o'clock P.M., and any adjournments thereof, and thereat to vote or otherwise act in respect of all powers the undersigned would possess if personally present, upon the following matters:

                                                 FOR     AGAINST     ABSTAIN
A.     1.  Fixing the number of directors who
           shall constitute the full Board of
           Directors at nine.                    ( )       ( )         ( )

       2.  Election as directors of the
           individuals listed as nominees in
           the Proxy Statement accompanying
           this Proxy, who, together with the
           directors whose terms of office do
           not expire at this meeting, will
           constitute the full Board of
           Directors.                            ( )       ( )         ( )

       3.  To approve the "1998 Incentive
           Stock Option Plan" (the "Plan"),
           established for granting options to
           purchase shares of common stock of
           the Corporation and designed to
           qualify as "incentive stock options"
           within the meaning of Section 422 of
           the Internal Revenue Code of 1986, as
           amended.                              ( )       ( )         ( )

       4.  Whatever other business may be brought
           before said meeting or any adjournment
           thereof.                              ( )       ( )         ( )

B. IF ANY OF THE INDIVIDUALS LISTED AS A NOMINEE FOR DIRECTOR IN THE PROXY STATEMENT DATED FEBRUARY 22, 1999 AND THE ACCOMPANYING NOTICE OF SAID MEETING IS UNAVAILABLE AS A CANDIDATE OR ANY OTHER NOMINATION IS MADE OR IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON OR PERSONS ACTING HEREUNDER UNLESS EITHER "AGAINST" OR "ABSTAIN" IS INDICATED IN RESPONSE TO ITEM A.4 ABOVE.

    THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.

    Dated:February 22, 1999

                                               ------------------------------
                                               (Signature of Shareholder)

    When signing as attorney, executor         ------------------------------
    administrator, trustee or guardian         (Signature of Shareholder)
    please give full title.  If more
    than one trustee, all should sign.         No. of Shares:
                                                             ---------